UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2023

GAIA, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27517	84-1113527
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

833 West South Boulder Road Louisville, Colorado 80027
(Address of principal executive offices)

(303) 222-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GAIA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On November 3, 2023, the Audit Committee of the Board of Directors of Gaia, Inc. (the “Company”) appointed Frank, Rimerman + Co. LLP (“Frank, Rimerman”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately. As previously disclosed in the Company’s Current Report on Form 8-K filed on August 7, 2023, Armanino LLP (“Armanino”), the Company’s predecessor auditor, informed the Company that Armanino would resign as a result of Armanino’s determination to cease providing certain services to public companies. As a result, Armanino ceased to serve as the Company’s auditor effective as of November 3, 2023.

During the years ended December 31, 2021 and 2022, and during the subsequent interim period through November 3, 2023, the date of Frank, Rimerman’s engagement, the Company did not consult with Frank, Rimerman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Item 304(a)(2) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Armanino with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Armanino a letter addressed to the U.S. Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of Armanino’s letter dated November 9, 2023, is attached as Exhibit 16.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Armanino LLP, dated November 9, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaia, Inc.

November 9, 2023	/s/ Ned Preston
	Name:	Ned Preston
	Title:	Chief Financial Officer